EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AND STATEMENT OF OPERATIONS
OF
CYTTA CORP.
AS OF SEPTEMBER 30, 2008

CYTTA CORP. AND SUBSIDIARIES
Introduction to Unaudited Pro Forma Condensed
Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the merger of CYTTA Corp. (CYTTA)  and Ophthalmic International, Inc. (Ophthalmic).

The unaudited pro forma condensed combined financial statements present the combined financial position and results of operations of CYTTA and Ophthalmic as they made have appeared had the acquisition occurred as of October 1, 2007 for both the purposes of the unaudited pro forma condensed combined statements of income and balance sheet.

These unaudited pro forma condensed combined financial statements are for informational purposes only.  They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date, nor do they purport to represent results of operations for any future period or financial position for any future date. These statements do not reflect any cost savings or other benefits that may be obtained through synergies among the operations of CYTTA and Ophthalmic.

The unaudited pro forma condensed combined financial statements have been derived from and should be read together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical consolidated financial statements, including related notes, of CYTTA and Ophthalmic covering these periods.

CYTTA CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2008

			Pro Forma		Pro Forma
	CYTTA	Ophthalmic	Adjustments	Note	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$34,536	$283	–		$34,819
Accounts receivable	–	45,684	–		45,684
Inventory	–	4,624	–		4,624
Total Current Assets	34,536	50,591	–		85,127

Property and equipment, net	–	4,268	–		4,268

OTHER ASSETS
Deposits	–	4,520	–		4,520

TOTAL ASSETS	$34,536	$59,379	$–		$93,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable - related parties	–	$260,860	–		$260,860
Notes payable	–	180,000	–		180,000
Accounts payable	9,165	24,435	–		33,600
Accrued interest	–	30,427	–		30,427
Accrued taxes	–	163,794	–		163,794

TOTAL LIABILITIES	9,165	659,516	–		668,681

Common Stock	6,050	100	56,000	A	80,200
			18,150	B
			(100)	C
Additional paid-in capital	79,950	12,263,076	(56,000)	A	12,268,976
			(18,150)	B
			100	C
Accumulated deficit	(60,629)	(12,863,313)	–		(12,923,942)

TOTAL STOCKHOLDERS’ EQUITY(DEFICIT)	25,371	(600,137)	–		(574,766)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,536	$59,379	$–		$93,915

CYTTA CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended September 30, 2008

			Pro Forma		Pro Forma
	CYTTA	Ophthalmic	Adjustments	Note	Combined

PRODUCT REVENUES	$–	$113,735	$–		$113,735

Cost of Product Revenues	–	47,436	–		47,436

GROSS PROFIT	–	66,299	–		66,299

OPERATING EXPENSES
Salaries and wages	–	50,200	–		50,200
Legal and professional fees	14,160	24,581	–		38,741
FDA expense	–	–	–		–
Rent expense	–	45,200	–		45,200
Miscellaneous expense	20,122	133,107	–		153,229

TOTAL OPERATING EXPENSES	34,282	253,088	–		287,370

LOSS FROM OPERATIONS	$(34,282)	$(186,789)	$–		$(221,071)

OTHER INCOME (EXPENSES)
Other Income	–	11,166	–		11,166
Interest expense	–	(43,434)	–		(43,434)

TOTAL OTHER INCOME (EXPENSES)	–	(32,268)	–		(32,268)

NET LOSS BEFORE TAXES	$(34,282)	$(219,057)	$–		$(253,339)

Provision for Income Taxes	–	–	–	D	–

NET LOSS	$(34,282)	$(219,057)	$–		$(253,339)

Basic Loss per Share	(0.01)				(0.00)

Weighted Average Shares Outstanding	6,050,000				80,200,000

CYTTA CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at September 30, 2008 and the unaudited pro forma condensed consolidated income statement for the year then ended, to reflect the proposed combination of CYTTA Corp. and Ophthalmic International, Inc.

A.	To record the issuance of stock for 100% of the outstanding shares of Ophthalmic.
B.	To record 4-for-1 stock split by CYTTA.
C.	To eliminate common stock.
D.	There is no income tax provision for September 30, 2008 due to the carryover of operating losses.